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                                                      Registration No. 33-89476
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                         POST-EFFECTIVE AMENDMENT NO. 9



                                      TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                     COMMONWEALTH INCOME & GROWTH FUND II
           (Exact name of Registrant as specified in its charter)


         PENNSYLVANIA                           6159                        23-2795120
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)     Identification Number)


                          1160 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                           Telephone (610) 647-6800
      (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                            George S. Springsteen
                          Commonwealth Capital Corp.
                          1160 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                           Telephone (610) 647-6800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

  Richard J. McMahon, Esquire                   Mark A. Murphy, Esquire
Blank, Rome, Comisky & McCauley                    Hunton & Williams
  1200 Four Penn Center Plaza                 Riverfront Plaza, East Tower
Philadelphia, Pennsylvania 19103                  951 East Byrd Street
                                                Richmond, Virginia 23219


     This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

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     The Registration Statement, including the Prospectus forming a part thereof and included in this Post-Effective Amendment No. 4, is hereby amended as set forth in the Supplement which is attached hereto.


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                        Commonwealth Income & Growth Fund II


The offering of Units was terminated by the Registrant as of May 12, 1997. As of that date, 461,817 Units had been sold by the Registrant. Pursuant to its undertaking, the Registrant hereby removes from registration the 288,183 Units which remain unsold at the termination of the offering.